EXHIBIT 99.1

FOR RELEASE ON April 19, 2005 at 7:00 a.m. E.S.T.

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000

TASER International, Inc. Releases First Quarter Financial
Results

Company Reports First Quarter Revenue of $10.2 Million

SCOTTSDALE, AZ, April 19, 2004 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced non-lethal devices announced that revenues and earnings for the first quarter of 2005 were $10.2 million and $168,000, respectively. The profitability in the quarter was adversely impacted by increased legal, insurance and professional fees, as well as lower than expected gross margins resulting from the decline in quarterly revenue. As of March 31, 2005, the Company had total cash and investments of approximately $48 million and the Company had operating cash flow of approximately $1.9 million for the first quarter of 2005.

“As we noted in our first quarter earnings estimate on April 1, 2005, we experienced a significant disruption in the flow of new business in the first quarter,” commented Rick Smith, Chief Executive Officer of TASER International, Inc. “However, we did see positive operating cash flow, despite the lower sales levels.” In addition, the Company had over $1 million of export sales during the quarter, with the majority of these sales being made into the United Kingdom, Canada and Singapore.

“During the quarter we achieved several significant milestones including the independent report released from the Home Office of the United Kingdom on TASER X26 safety and approval for use by its firearms officers. In addition, a review was released by the Potomac Institute for Policy Studies, and the United States Department of Defense Human Effects Center of Excellence issued a report, all of which provide independent answers to the question of TASER™ safety and support the life-saving value of this technology.

“Numerous city councils and organizations are also reviewing policies and general orders to assure that proper steps are taken to address the proper use of force for TASER devices in our communities. In April, the International Association of Chiefs of Police provided a positive nine-step review process to guide these administrators and community stakeholders in this endeavor. In addition, the Orange County, Florida Task Force recently addressed TASER safety, use of force guidelines and provided recommendations to the Orange County Sheriff supportive of TASER technology.

Our recent move to a new state of the art 100,000 square foot building was completed resulting in a smooth transition of our headquarters, warehouse and manufacturing operations. Our new plant will enable us to grow the business and provide production and support expansion. We have also expanded our Research and Development team which is expected to announce significant progress this year on many new products that we have previously disclosed, such as the Extended Range Electronic Projectile (XREP) and the TASER Anti-Personnel Munition (TAPM), as well as other new yet-to-be-announced products expected later this year.

“Our team of public affairs experts is very active in their continued advice and support to the Company on public education and public relations issues with the launching of an expanded customer and public education campaign. This includes hosting our largest user conference in Company history including our own TASER Policy Forum in April. We just completed our distribution of safety information to almost 100,000 police and medical opinion leaders and will continue to conduct personal visits by senior TASER management to key existing customers and prospective new accounts.”

“We stand steadfast with our supporters and provide our best service to our customers, and will continue to do so in the future. Most importantly, we are here to stay as the cutting-edge innovator and market leader in the non-lethal arena for Law Enforcement, Military and Citizen Defense,” concluded Smith.

The Company has also determined that subsequent to the issuance of its audited financial statements for the year ended December 31, 2004, that there was an error in those financial statements which resulted from the Company’s calculation of the future tax benefit to be received from employees’ sale of stock received from the exercise of stock options and other tax effects of stock option exercises. Correction of this error will result in an as yet to be determined increase in deferred tax assets, accrued expenses and additional paid-in capital and will not have a significant effect on results of operations or cash flows. The Company is completing its analysis of the impact of this adjustment and expects to file a Form 8-K regarding the adjustments, which the Company will reflect by amending its Form 10-KSB for the year ended December 31, 2004.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects and reduces litigation costs. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of the 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation including lawsuits resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, adjustments to these amounts which may be reflected in our 10Q filing, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, negative reports concerning TASER device uses, governmental inquiries and investigations, medical and safety studies, fluctuations in component pricing, government regulations, variation among law enforcement agencies with their TASER product experience, TASER device tests and reports, dependence upon key employees, and our ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties

The Company will be hosting its first quarter earnings conference call on Tuesday, April 19, 2005 at 9:00 a.m. EDT. The conference call is available via webcast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 800-237-9752 or 617-847-8706 and use the passcode: 32504988.

For further information contact Dan Behrendt, Chief Financial Officer, (480) 905-2000, Media Only Hotline: (480) 444-4000. Visit the company’s web-site at www.TASER.com for facts and video.

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